UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2022

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As previously disclosed by Nightfood Holdings, Inc. (the “Company”):

•	on December 10, 2021, the Company entered into that (a) Securities Purchase Agreement, dated as of December 10, 2021, as amended (the “Securities Purchase Agreement”), with Puritan Partners LLC, a New York limited liability company (“Puritan Partners”), and Verition Multi-Strategy Master Fund Ltd. (“Verition,” and collectively with Puritan Partners, the “Purchasers”) and (b) the Notes (as defined in the Securities Purchase Agreement, and as amended); and
•	Pursuant to the applicable Note, among other things, the Company was required to pay to the Purchasers on December 10, 2022, as extended to December 29, 2022 (as so extended, the “Maturity Date”) all remaining principal and accrued and unpaid interest on the Maturity Date (the “Owed Amount”) and the failure to so pay the Owed Amount on the Maturity Date is an event of default.

The Owed Amount was not paid by the Company in accordance with the terms of the Notes. The Company is currently negotiating a settlement agreement with the Purchasers which may include, among other things, a further extension of the Maturity Date, a forbearance on repayment thereof or revised repayment terms, or a combination thereof. Although the Company believes it will be successful in doing so, it can give no assurance of success, nor can it give any assurance that the Purchasers, or either of them, will not trigger all of the default provisions in the Securities Purchase Agreement or in the Notes.

Furthermore, the Company is currently negotiating with a potential funding source to provide capital to apply, in part, towards the repayment of the Owed Amount. The Company can give no assurance any such financing event will be successfully consummated or if it is consummated, on terms and conditions beneficial to the Company.

Forward Looking Statements:

This Current Report on Form 8-K contains “forward-looking statements.” Statements in this Form 8-K which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this Form 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this Form 8-K are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s most recent annual report for its last fiscal year, its quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2023

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer